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                                                                    EXHIBIT 11.1



                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                           Years ended December 31,                  March 31,
                                                       1995         1996          1997          1997          1998
                                                     --------      -------       -------       -------       -------
BASIC NET INCOME (LOSS) PER SHARE:
     Net income (loss)                               $ (6,482)     $(6,209)      $(5,740)      $(1,674)      $   335
                                                     ========      =======       =======       =======       =======

     Weighted average common shares
        outstanding                                       462          488           608           580           676

     Adjustments to reflect unvested
        shares subject to repurchase                     (107)         (62)         (100)         (106)          (99)
                                                     --------      -------       -------       -------       -------

     Adjusted shares outstanding                          355          426           508           474           577
                                                     ========      =======       =======       =======       =======

     Basic net income (loss) per share               $ (18.25)     $(14.57)      $(11.29)      $ (3.53)      $  0.58
                                                     ========      =======       =======       =======       =======

DILUTED NET LOSS PER SHARE:

     Net income                                                                                                  335
                                                                                                             =======

     Weighted average common shares outstanding                                                                  676

     Effect of assumed conversion at original
       date of issuance of preferred shares                                                                    6,051

     Dilutive impact of stock options                                                                            148
                                                                                                             -------

     Adjusted shares outstanding                                                                               6,875
                                                                                                             =======

     Diluted net income per share                                                                            $  0.05
                                                                                                             =======

PRO FORMA NET INCOME (LOSS) PER SHARE:
     Net income (loss)                                                                         $(5,740)      $   335
                                                                                               =======       =======

     Adjusted shares outstanding                                                                   508           577

     Effect of assumed conversion at original
        date of issuance of preferred shares                                                     4,268         6,051
                                                                                               -------       -------

     Adjusted shares outstanding                                                                 4,776         6,628
                                                                                               =======       =======

     Pro forma net income (loss) per share                                                     $ (1.20)      $  0.05
                                                                                               =======       =======
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